EXHIBIT 25(b)

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM T-1

                          STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939
               OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                 OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)


                     THE FIRST NATIONAL BANK OF CHICAGO
            (Exact name of trustee as specified in its charter)

  A National Banking Association                  36-0899825
                                                 (I.R.S. employer
                                                 identification number)

One First National Plaza, Chicago, Illinois            60670-0126
  (Address of principal executive offices)             (Zip Code)

                     The First National Bank of Chicago
                    One First National Plaza, Suite 0286
                        Chicago, Illinois 60670-0286
           Attn: Lynn A. Goldstein, Law Department (312) 732-6919
         (Name, address and telephone number of agent for service)


                            THE MEAD CORPORATION
            (Exact name of obligor as specified in its charter)


           Ohio                                          31-0535759
   (State or other jurisdiction of                    (I.R.S. employer
   incorporation or organization)                     identification number)

           Mead World Headquarters
           Courthouse Plaza Northwest
           Dayton, Ohio                                    45463
(Address of principal executive offices)                 (Zip Code)


                              Debt Securities
                      (Title of Indenture Securities)


Item 1.    General Information.  Furnish the following
                     information as to the trustee:

                     (a) Name and address of each examining or supervising authority to which it is subject.

                     Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

                     (b) Whether it is authorized to exercise corporate trust powers.

                     The trustee is authorized to exercise corporate trust powers.

Item 2.    Affiliations With the Obligor.  If the obligor
                     is an affiliate of the trustee, describe each such affiliation.

                     No such affiliation exists with the trustee.


Item 16.             List of exhibits.   List below all exhibits filed as a
                     part of this Statement of Eligibility.

                     1. A copy of the articles of association of the trustee now in effect.*

                     2. A copy of the certificates of authority of the trustee to commence business.*

                     3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                     4.   A copy of the existing by-laws of the trustee.*

                     5.   Not Applicable.

                     6.   The consent of the trustee required by
                          Section 321(b) of the Act.

                     7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                     8.   Not Applicable.

                     9.   Not Applicable.

           Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 12th day of November, 1996.

                          The First National Bank of Chicago,
                          Trustee

                          By  /s/ Richard D. Manella

                               Richard D. Manella
                               Vice President


     * Exhibits 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25.1 to the Registration Statement on Form S-3 of SunAmerica Inc. filed with the Securities and Exchange Commission on October 25, 1996 (Registration No. 333-14201).



                                 EXHIBIT 6


                    THE CONSENT OF THE TRUSTEE REQUIRED
                        BY SECTION 321(b) OF THE ACT


                                                   November 12, 1996


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

     In connection with the qualification of an indenture between The Mead Corporation and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                               Very truly yours,

                               The First National Bank of Chicago

                               By:       /s/ Richard D. Manella

                                         Richard D. Manella
                                         Vice President




                                 EXHIBIT 7

Legal Title of Bank:  The First National Bank of Chicago  Call Date: 06/30/96
Address:              One First National Plaza, Ste 0460    ST-BK: 17-1630
City, State  Zip:     Chicago, IL  60670                           FFIEC 031
FDIC Certificate No.: 0/3/6/1/8                                    Page RC-1

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet


                                                                             Dollar Amounts in                  C400          -
                                                                                Thousands           RCFD    BIL MIL THOU

ASSETS
1.   Cash and balances due from depository institutions (from Schedule
     RC-A):
     a. Noninterest-bearing balances and currency and coin(1)...........                              0081    3,572,641     1.a.
     b. Interest-bearing balances(2)....................................                              0071    6,958,367     1.b.
2.   Securities
     a. Held-to-maturity securities(from Schedule RC-B, column A).......                              1754            0     2.a.
     b. Available-for-sale securities (from Schedule RC-B, column D).........                         1773    1,448,974     2.b.
3.   Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:
     a. Federal Funds sold..............................................                              0276    5,020,878     3.a.
     b. Securities purchased under agreements to resell.......                                        0277      918,688     3.b.
4.   Loans and lease financing receivables:
     a. Loans and leases, net of unearned income (from Schedule
     RC-C)..............................................................      RCFD 2122 19,125,160                          4.a.
     b. LESS: Allowance for loan and lease losses.......................      RCFD 3123    379,232                          4.b.
     c. LESS: Allocated transfer risk reserve...........................      RCFD 3128          0                          4.c.
     d. Loans and leases, net of unearned income, allowance, and
        reserve (item 4.a minus 4.b and 4.c)..................                                        2125   18,745,928     4.d.
5.   Assets held in trading accounts....................................                              3545    9,599,172     5.
6.   Premises and fixed assets (including capitalized leases)...........                              2145       623,289    6.
7.   Other real estate owned (from Schedule RC-M).............                                        2150          8,927   7.
8.   Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M).....................................                              2130        57,280    8.
9.   Customers' liability to this bank on acceptances outstanding.......                              2155      632,259     9.
10.  Intangible assets (from Schedule RC-M).............................                              2143      156,715    10.
11.  Other assets (from Schedule RC-F)..................................                              2160    1,592,088    11.
12.  Total assets (sum of items 1 through 11)...........................                              2170   49,335,206    12.

-------------------
(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.



Legal Title of Bank:  The First National Bank of Chicago  Call Date: 06/30/96
Address:              One First National Plaza, Ste 0460    ST-BK: 17-1630
City, State  Zip:     Chicago, IL  60670                           FFIEC 031
FDIC Certificate No.: 0/3/6/1/8                                    Page RC-2


                                                                      Dollar Amounts in
                                                                         Thousands                    Bil Mil Thou
LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C
        from Schedule RC-E, part 1)...........................                          RCON 2200      16,878,870       13.a.
        (1) Noninterest-bearing(1)............................     RCON 6631  7,855,880                                 13.a.(1)
        (2) Interest-bearing..................................     RCON 6636  9,022,990                                 13.a.(2)
     b. In foreign offices, Edge and Agreement subsidiaries, and
        IBFs (from Schedule RC-E, part II)....................                          RCFN 2200              12,677,057 13.b.
        (1) Noninterest bearing...............................     RCFN 6631    766,936                                 13.b.(1)
        (2) Interest-bearing..................................     RCFN 6636 11,910,121                                 13.b.(2)
14.  Federal funds purchased and securities sold under
     agreements to repurchase in domestic offices of the
     bank and of its Edge and Agreement subsidiaries,
     and in IBFs:
     a. Federal funds purchased...............................                          RCFD 0278       1,318,968       14.a.
     b. Securities sold under agreements to repurchase                                  RCFD 0279       1,197,589       14.b.
15.  a. Demand notes issued to the U.S. Treasury....                                    RCON 2840         104,546       15.a.
     b. Trading Liabilities...................................                          RCFD 3548       6,431,784       15.b.

16.  Other borrowed money:
     a. With original maturity of one year or less............                          RCFD 2332       4,437,636       16.a.
     b. With original  maturity of more than one year.........                          RCFD 2333          75,308       16.b.
17.  Mortgage indebtedness and obligations under capitalized
     leases.........................................                                    RCFD 2910         283,041       17.
18.  Bank's liability on acceptance executed and outstanding..                          RCFD 2920         632,259       18.
19.  Subordinated notes and debentures........................                          RCFD 3200       1,275,000       19.
20.  Other liabilities (from Schedule RC-G).........                                    RCFD 2930         892,947       20.
21.  Total liabilities (sum of items 13 through 20)...........                          RCFD 2948      46,205,005       21.
22.  Limited-Life preferred stock and related surplus.........                          RCFD 3282           0           22.
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus............                          RCFD 3838           0           23.
24.  Common stock.............................................                          RCFD 3230         200,858       24.
25.  Surplus (exclude all surplus related to preferred stock).                          RCFD 3839       2,349,164       25.
26.  a. Undivided profits and capital reserves.................                         RCFD 3632         584,878       26.a.
     b. Net unrealized holding gains (losses) on available-for-sale
        securities............................................                          RCFD 8434          (3,951)      26.b.
27.  Cumulative foreign currency translation adjustments......                          RCFD 3284            (748)      27.
28.  Total equity capital (sum of items 23 through 27)                                  RCFD 3210       3,130,201       28.
29.  Total liabilities, limited-life preferred stock, and equity
     capital (sum of items 21, 22, and 28)....................                          RCFD 3300      49,335,206       29.

Memorandum
To be reported only with the March Report of Condition.
1.   Indicate in the box at the right the number of the
     statement below that best describes the  most
     comprehensive level of auditing work performed
     for the bank by independent external                         Number
     auditors as of any date during 1995. ......RCFD 6724 .....    N/A     M.1.

1  =  Independent audit of the bank conducted in accordance
      with generally accepted auditing standards by a certified
      public accounting firm which submits a report on the bank
2 =   Independent audit of the bank's parent holding company
      conducted in accordance with generally accepted auditing
      standards by a certified public accounting firm which
      submits a report on the consolidated holding company
      (but not on the bank separately)
3 =   Directors' examination of the bank conducted in
      accordance with generally accepted auditing standards
      by a certified public accounting firm (may be required by
      state chartering authority)
4. =  Directors'  examination of the bank performed by other external auditors (may be required by state chartering
      authority)
5 =   Review of the bank's financial statements by external
      auditors
6 =   Compilation of the bank's financial statements by external auditors
7 =   Other audit procedures (excluding tax preparation work)
8 =   No external audit work

----------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

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